UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Awards to Directors Under the 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan.

The compensation committee of the board of directors of Leap Wireless International, Inc. (the "Company"), acting pursuant to a delegation of authority from the board of directors of the Company, previously adopted and approved the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the "2004 Plan"), effective December 30, 2004. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on January 6, 2005 describing the material terms of the 2004 Plan, which description is incorporated herein by reference.

On March 11, 2005, the board of directors of the Company granted to Michael Targoff non-qualified stock options to purchase 30,000 shares of the Company’s common stock, and granted to each of Dr. Mark Rachesky and James Dondero non-qualified stock options to purchase 21,900 shares of the Company’s common stock, in each case in recognition of their service on the board of directors of the Company without compensation since the Company’s emergence from bankruptcy on August 16, 2004, a period of significant development for the Company and its business. Each of these option awards vests one-third on the award date, one-third on January 1, 2006 and one-third on January 1, 2007. The exercise price for each of these stock options is $26.51 per share.

In addition, in recognition of their current service on the board of directors, on March 11, 2005, the board of directors of the Company granted to Dr. Rachesky, as Chairman of the Board, non-qualified stock options to purchase 18,300 shares of the Company’s common stock and granted to each of Messrs. Dondero and Targoff non-qualified stock options to purchase 7,500 shares of the Company’s common stock. Mr. Targoff, as chairman of the Audit Committee, was granted non-qualified stock options to purchase an additional 2,000 shares of the Company’s common stock and Mr. Dondero, as chairman of the Compensation Committee, was granted non-qualified stock options to purchase an additional 1,200 shares of the Company’s common stock. Each of these option awards vests one-third on January 1, 2006, one-third on January 1, 2007 and one-third on January 1, 2008. The exercise price for each of these stock options is $26.51 per share.

In connection with their appointment as directors of the Company on March 11, 2005 and March 14, 2005, respectively, the board of directors of the Company granted each of John Harkey and Robert LaPenta non-qualified stock options to purchase 5,000 shares of the Company’s common stock, which option awards vested fully on the award date, and additional non-qualified stock options to purchase 7,500 shares of the Company’s common stock, which option awards vest one-third on January 1, 2006, one-third on January 1, 2007 and one-third on January 1, 2008. The exercise price for these option awards is $26.51 per share for Mr. Harkey and $26.45 for Mr. LaPenta.

Each of the option awards described herein has a term of ten years, provided that the options terminate 90 days after the option-holder ceases to be a non-employee director of the Company. Special exercise and termination rules apply if the option-holder’s relationship with the Company is terminated as a result of death, disability, or cause (as defined in the 2004 Plan). The option awards will vest according to the schedules described herein, provided that the relevant option-holder continues to serve as a non-employee director, and will automatically vest in full upon a change of control of the Company, as defined in the 2004 Plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

John Harkey was elected as a director of the Company on March 11, 2005. Mr. Harkey is also expected to be appointed as a member of the Audit Committee of the Board of Directors of the Company. Neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Harkey of the sort described under Item 404(a) of Regulation S-K.

Robert LaPenta was elected as a director of the Company on March 14, 2005. Mr. LaPenta is also expected to be appointed as a member of the Audit Committee of the Board of Directors of the Company. Neither the Company nor any of its subsidiaries has entered into any transactions with Mr. LaPenta of the sort described under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

March 17, 2005	By:	/s/ Robert J. Irving, Jr.

Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel